                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Pioneer-Standard Electronics, Inc. of our report dated May 1, 1997 included in the 1997 Annual Report to Shareholders of Pioneer-Standard Electronics, Inc.

We also consent to the incorporation by reference in the Registration Statements (Forms S-3 and Forms S-8) listed below and the related prospectuses of Pioneer-Standard Electronics Inc. of our reports dated May 1, 1997 with respect to the consolidated financial statements and schedule of Pioneer-Standard Electronics, Inc. incorporated by reference and included in this Annual Report (Form 10-K) for the year ended March 31, 1997:

-        Registration of 220,000 Common Shares (Form S-3 333-26697)

- Registration of $200,000,000 of Debt Securities and Common Shares (Form S-3 No. 333-07665)

- 1995 Stock Option Plan for Outside Directors of Pioneer-Standard Electronics, Inc. (Form S-8 No. 333-07143)

-        1991 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc.
         (Forms S-8 No. 33-46008 and 33-53329)

-        1982 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc.
         (Form S-8 No. 33-18790)

                                               ERNST & YOUNG LLP

Cleveland, Ohio
June 25, 1997

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders and the Board of Directors
Pioneer-Standard Electronics, Inc.

We have audited the consolidated financial statements of Pioneer-Standard Electronics, Inc. as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997 and have issued our report thereon dated May 1, 1997, incorporated by reference in this Annual Report (Form 10-K). Our audits also included the consolidated financial statement schedule of Pioneer-Standard Electronics, Inc. as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997, listed in item 14(a) of this Annual Report (Form 10-K). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                     ERNST & YOUNG LLP

Cleveland, Ohio
May 1, 1997





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                       PIONEER-STANDARD ELECTRONICS, INC.

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                    YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                    Balance at                                               Deductions -       Balance
                                    beginning      Charged to costs                          net write-offs     at end of
                                    of period      and expenses       Other                  (Net recoveries)   period
                                    ---------      ------------       -----                  ----------------   ------
Description
-----------
1997:
   Allowance for doubtful
   accounts                         $6,982,000     $  193,000                                 ($  366,000)     $7,541,000

   Inventory valuation reserve      $8,777,000     $  987,000                                  $3,105,000      $6,659,000
1996:
   Allowance for doubtful
   accounts                         $4,606,000     $  940,000         $2,195,000(1)            $  759,000      $6,982,000

   Inventory valuation reserve      $3,416,000     $1,489,000         $5,534,000(1)            $1,662,000      $8,777,000
1995:
   Allowance for doubtful
   accounts                         $2,869,000     $2,281,000                                  $  544,000      $4,606,000

   Inventory valuation reserve      $2,540,000     $2,167,000                                  $1,291,000      $3,416,000


(1)  Amount for Pioneer/Technologies Group, Inc., purchased November 30, 1995.

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